Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708 Website: secretaryofstate.biz
                                                                 Document Number
                                                                  20100536898-22
                                                           Filing Date and Time:
                                                              07/20/2010 4:00 PM
                                                                        Entity #
                                                                   E0343492010-7

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

1. Name of Corporation:           REDSTONE LITERARY AGENTS, INC.

2. Resident Agent for
   Service of Process:            Incorp Services, Inc.

3. Authorized Stock:              Number of Shares with par value: 75,000,000
                                  Par value per share: $0.001

4. Name & Address of Board
   Of Directors/Trustees:         Mary S Wolf
                                  375 N. Stephanie St. Suite 1411
                                  Henderson, NV  89014-8909

5. Purpose:                       Any Legal Purpose


6. Name, Address & Signature
   Of Incorporator:               Doug Ansell on behalf of Incorp Services, Inc.
                                  /s/  Doug Ansell
                                  375 N. Stephanie St. Suite 1411
                                  Henderson, NV  89014-8909
7. Certificate of Acceptance
   Of Appointment of Resident
   Agent:                         I hereby accept appointment as Resident Agent
                                  for the above named corporation.

                                  /s/ Doug Ansell                  July 20, 2010
                                  Authorized Signature of R.A.          Date